UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

PROXY GOVERNANCE SUPPORTS HEXCEL NOMINEES FOR BOARD OF DIRECTORS

STAMFORD, CT. April 24, 2008 — Hexcel Corporation (NYSE: HXL), today announced that PROXY Governance, Inc. (“PROXY Governance”), a leading, independent voting advisory service, recommends that Hexcel shareholders vote the GOLD proxy “FOR” Hexcel’s slate of highly qualified directors and not vote for the dissident directors nominated by Oscar S. Schafer & Partners II LP (“OSS”).

In its report dated April 24, 2008, PROXY Governance focused its analysis on performance and strategy and concluded:

“We recommend in favor of the management nominees because we believe the company has demonstrated a compelling case that its margins are highly competitive on a product-by-product basis, has demonstrated significant progress in improving its weighted average corporate margin by improving its product and segment mix, and because the current board has a breadth of both CEO experience, which the dissident slate offers, and aerospace industry experience, which the dissident slate do not.”

David Berges, Chairman of the Board of Hexcel Corporation, said, “We highly value the independent opinion of PROXY Governance and therefore it is of great significance to us that they have demonstrated their support of Hexcel’s nominees for the Board.  It is very important that all shareholders send in their proxies, and we continue to ask all Hexcel shareholders to vote for the Hexcel nominees and prevent OSS from placing their hand-picked, dissident directors on our Board.”

Hexcel strongly encourages shareholders to sign, date, and return the GOLD proxy card and vote FOR Joel Beckman, Lynn Brubaker and David Hurley.  Shareholders who have questions, or need assistance in voting their shares, should call Hexcel’s proxy solicitor, Morrow & Co., LLC at 1-800-607-0088.

NOTE: Permission to use the quotation from the PROXY Governance report was neither sought nor obtained.

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About Hexcel Corporation

Hexcel Corporation is a leading advanced composites company.  It develops, manufactures and markets lightweight, high-performance structural materials, including carbon fibers, reinforcements, prepregs, honeycomb, matrix systems, adhesives and composite structures, used in commercial aerospace, space and defense and industrial applications.

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Contact Information
Investors:	Media:
Wayne Pensky	Michael Bacal
(203) 352-6839	(203) 969-0666 ext. 426
wayne.pensky@hexcel.com	michael.bacal@hexcel.com